UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 26, 2005

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer
Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 26, 2005, the Board of Directors of the registrant approved an amendment to the registrant’s 1990 Employee Stock Purchase Plan (the “ESPP”).

The amendment provides that the registrant’s eligible employees may generally purchase the registrant’s common stock, $.01 par value per share (the “Common Stock”), pursuant to the ESPP at a purchase price equal to 85% of the average market price of the Common Stock on the last business day of the applicable six-month payment period.  Prior to the amendment, the applicable purchase price was equal to the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the applicable six-month payment period or (ii) 85% of the average market price of the Common Stock on the last business day of the applicable six-month payment period.

The amendment was effective as of May 26, 2005 and applies to all six-month payment periods beginning on or after July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

By:	/s/ F. Paul Broyer
F. Paul Broyer
Senior Vice President, Finance & Administration, and Chief Financial Officer (principal financial and accounting officer)

Date:  June 2, 2005